Exhibit 10.206
TENTH AMENDMENT TO
ERIE INSURANCE GROUP
RETIREMENT PLAN FOR EMPLOYEES

(As Amended and Restated effective December 31, 2014)

WHEREAS, Erie Indemnity Company (the “Company”) maintains the Erie Insurance Group Retirement Plan for Employees (the “Plan”) under an amendment and restatement effective December 31, 2014;

WHEREAS, the Plan provides that the Company may amend the Plan; and

WHEREAS, the Company wishes to amend the Plan to provide certain participants who terminate employment with the Company on or after December 31, 2020 and before December 31, 2023 and on whose behalf the Plan maintains a benefit which has a limited present value, an ability to receive such Plan benefit in the form of a lump sum during a limited period of time following the participant’s termination of employment, and to offer a similar option to certain surviving spouses and alternate payees with Plan interests; and
NOW, THEREFORE, effective as of the dates indicated, the Company hereby amends the Plan as follows:

1.    Section 7.8(a) of the Plan is amended and restated in its entirety to read as follows, effective December 31, 2020:

(a)     Notwithstanding any provision of the Plan to the contrary, if the actuarial equivalent present value of any retirement benefit, deferred vested pension or survivor benefit does not exceed $5,000 such benefit shall be paid as soon as practicable in a lump sum equal to such present value. Except as otherwise provided in this Article VII, no lump sum payments shall be made if the actuarial equivalent present value of the benefit is in excess of this threshold.

2.    Article VII of the Plan is amended by adding a new section to the end thereof to read as follows, effective December 31, 2020:

7.14    Payment Option Window for Eligible Persons. Under the terms of this Section 7.14, an Eligible Person may make an EP Window Benefit Election during the EP Window Election Period to commence payment of the Plan interest maintained on his behalf in the form of a lump sum or an annuity (each as determined below) as of an EP Window Commencement Date. The provisions of this Section 7.14 shall be an alternative method by which an Eligible Person may receive his Plan interest and does not change or eliminate payment options otherwise available to an Eligible Person under Plan provisions other than this Section 7.14.

(a)Definitions. For purposes of this Section 7.14, the terms set forth below shall have the meanings set forth below.

(i)    The term “Designated Period” shall mean the period beginning on December 31, 2020 and ending on December 30, 2023.

(ii)     The term “Eligible Person” shall mean an individual on whose behalf a benefit interest is maintained under the Plan and who satisfies (A), (B) and (C) below, as determined solely in the discretion of the Administrator:

(A)    The individual is either:

(1)    a Participant who has terminated employment with the Company and all Affiliates during the Designated Period;

(2)     a surviving Spouse of a Participant who experiences his Date of Severance due to death during the Designated Period or of a Participant who both has terminated employment with the Company and all Affiliates during the Designated Period for a reason other than death and then dies during his EP Window Election Period; or

(3)     an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) that is qualified by the Administrator during the Designated Period and which assigns, as a separate interest, all or a portion of the Plan benefit maintained on behalf of a Participant (“Alternate Payee”); and

(B)     The actuarial equivalent present value of the vested Plan interest maintained on behalf of such individual, determined under this Section 7.14 as of the Present Value Determination Date, is in excess of $5,000 and not in excess of $100,000; and

(C)     As of the Present Value Determination Date, or such other date of determination as determined by the Administrator, the individual’s Plan interest can reasonably be determined based on data available to the Administrator, the individual can be located by the Administrator after a diligent search and the individual has not commenced payment of his Plan interest under the provisions of the Plan other than this Section 7.14;

provided, however, that an Eligible Person shall not include any individual whose participation in the Payment Option Window described in this Section 7.14 would administratively be impracticable, as the Administrator may advise the Company.

(iii)    The term “EP Window Benefit Election” shall mean the written election made by an Eligible Person, in accordance with such rules and procedures as the Administrator may apply, to receive or commence to receive his Plan interest under the terms of this Section 7.14. For an EP Window Benefit Election to be valid, the EP Window Benefit Election by any Eligible Person who is a Participant must satisfy the requirements for spousal consent, if otherwise applicable under Section 7.6, the completed EP Window Benefit Election form must be signed and dated within the EP Window Election Period and such election form must be received in good form by the Administrator or its delegate within an administratively feasible time period following the EP Window Election Period, as determined by the Administrator. Notwithstanding the foregoing, any Eligible Person who makes an election to receive payment or commence to receive payment pursuant to this Section 7.14 shall have the ability to revoke any such election by contacting the Administrator or its delegate on or before the EP Window Commencement Date applicable to that Eligible Person in the means described in communications provided to the Eligible Person.

(iv)    The term “EP Window Commencement Date” shall mean the date elected by an Eligible Person to commence payment under this Section 7.14, although the date of actual payment may be delayed for administrative reasons. The EP Window Commencement Date for any given Eligible Person shall be the first day of a month that both (A) is a month that begins within the EP Window Election Period or is the month next following the close of the EP Window Election Period and (B) follows the date the Administrator or its delegate furnishes the Eligible Person with the election materials described in Section 7.5.

(v)    The term “EP Window Election Period” shall mean the special election period during which an Eligible Person may elect to receive payment or commence to receive payment of the Plan interest maintained on his behalf as of an EP Window Commencement Date, even if such Eligible Person has not satisfied the eligibility conditions that otherwise would be required to commence payment of such Plan interest (determined without regard to this Section 7.14). The EP Window Election Period for any given Eligible Person shall begin on the date the Administrator or its delegate issues a Plan benefit statement or notice to the Eligible Person and shall end on the 180th day following the date such statement is issued or such later date established by the Administrator in a uniform and nondiscriminatory manner.

(vi)    The term “Present Value Determination Date” shall mean the date the Administrator or its delegate determines the actuarial equivalent present value of an Eligible Person’s Plan interest pursuant to a nondiscriminatory and uniform procedure adopted by the Administrator.

(vii)    The term “Section 417(e) Assumptions” shall mean the applicable interest rate promulgated by the Secretary of the Treasury under Section 417(e)(3)(C) of the Code for the fourth calendar month preceding the first day of the Plan Year in which the distribution is payable and the mortality assumptions prescribed by the Secretary of the Treasury for such Plan Year pursuant to Section 417(e)(3)(B) of the Code.

(b)    Lump Sum Payment Determination. For any Eligible Person who makes a valid EP Window Benefit Election and elects to receive payment of the Plan interest maintained on his behalf in the form of a lump sum, the lump sum payment shall be determined as follows:

(i)    Participants Otherwise Eligible for Immediate Commencement. With respect to an Eligible Person who is a Participant and who is eligible for immediate commencement of payment as of the EP Window Commencement Date under the provisions of the Plan other than this Section 7.14, the lump sum payment shall be the greater of the actuarial equivalent present values of the following amounts, each determined by using the Section 417(e) Assumptions:

(A)    the Eligible Person’s Plan interest, payable in the form of a single life annuity for the Eligible Person’s life, commencing as of the Normal Retirement Date of the Participant who is the Eligible Person; and

(B)    the Eligible Person’s Plan interest, payable in the form of a single life annuity for the Eligible Person’s life commencing as of the EP Window Commencement Date.

(ii)    Participants Not Otherwise Eligible for Immediate Commencement. With respect to an Eligible Person who is a Participant and who is not eligible for immediate commencement of payment as of the EP Window Commencement Date under the provisions of the Plan other than this Section 7.14, the lump sum payment shall be the actuarial equivalent present value of the Eligible Person’s Plan interest, payable in the form of a single life annuity for the Eligible Person’s life, commencing as of the Normal Retirement Date of the Participant who is the Eligible Person, determined by using the Section 417(e) Assumptions.

(iii)    Eligible Persons Who are Not Participants. The following provisions shall apply with respect to an Eligible Person who is not a Participant:

(A)Surviving Spouse. With respect to an Eligible Person who is a surviving Spouse, the lump sum payment shall be the actuarial equivalent present value of such Eligible Person’s Plan interest, payable in the form of a survivor annuity commencing as of the earliest date commencement is permitted under Article VIII, determined by using the Section 417(e) Assumptions.

(B)Alternate Payees. With respect to an Eligible Person who is an Alternate Payee, the lump sum payment shall be the actuarial equivalent present value of such Eligible Person’s Plan interest, payable in the form of a life annuity payable over such Eligible Person’s lifetime only, commencing as of the earliest retirement age (as defined in Section 414(p) of the Code) of the Participant with respect to whom the Alternate Payee has a Plan interest, determined by using the Section 417(e) Assumptions.

Any lump sum payment pursuant to this Section 7.14 shall fully settle the Plan’s liability with respect to an Eligible Person and no further benefit of any type shall be payable to, or on behalf of, such Eligible Person hereunder with respect to the Plan interest paid as a lump sum.

(c)    Immediate Annuity Payment. For any Eligible Person who makes a valid EP Window Benefit Election and elects to receive payment of the Plan interest maintained on his behalf in a form other than a lump sum payment, the Eligible Person shall be entitled to elect payment in an immediately commencing annuity in the following optional forms and determined in accordance with the following provisions:

    (i)    Participants Otherwise Eligible for Immediate Commencement. With respect to an Eligible Person who is a Participant and who is eligible for immediate commencement of payment as of the EP Window Commencement Date under the provisions of the Plan other than this Section 7.14, such Eligible Person’s Plan interest shall be payable in one of the following optional annuity forms as such Eligible Person may elect, and the following early reduction factors and actuarial factors shall apply in the determination of such payment:

(A)    Forms. The optional forms from which such Eligible Person may elect payment of his immediately commencing annuity shall be all of the annuity payment forms that would otherwise have been available to such Eligible Person under the Plan had he made a valid election to commence payment of his Plan interest as of the EP Window Commencement Date (determined without regard to this Section 7.14).

(B)    Reduction for Early Commencement, Increase for Late Commencement and Actuarial Factors. To the extent otherwise applicable under the Plan, actuarial factors for determining the reduction of such Eligible Person’s Plan interest due to early commencement, any increase of such Eligible Person’s Plan interest due to late commencement and for determining actuarial equivalent benefits between available forms of annuity, shall be the factors that would have applied if such Eligible Person had made a valid election to commence payment of his Plan interest, with a benefit commencement date of the EP Window Commencement Date, and had elected the same form of immediately commencing annuity elected by such Eligible Person in his EP Window Benefit Election (all determined without regard to this Section 7.14).

(ii)    Participants Not Otherwise Eligible for Immediate Commencement. With respect to an Eligible Person who is a Participant and who is not eligible for immediate commencement of payment as of the EP Window Commencement Date under the provisions of the Plan other than this Section 7.14, such Eligible Person’s Plan interest shall be payable in one of the following optional annuity forms as such Eligible Person may elect, and the following early reduction factors and actuarial factors shall apply in the determination of such payment:

(A)    Forms. The optional forms from which such Eligible Person may elect payment of his immediately commencing annuity shall be the Automatic Surviving Spouse’s Pension described in Section 7.5 of the Plan, the 75% Joint and Survivor Option described in Section 7.7 with his Spouse as Beneficiary (provided, for both such options, such

Eligible Participant is married to a Spouse as of the EP Window Commencement Date) and the single life annuity described in Section 7.3 of the Plan.

(B)    Early Reduction and Actuarial Factors. Actuarial factors for determining the reduction to be applied to such Eligible Person’s Plan interest payable at Normal Retirement Date to reflect early commencement, and for determining actuarial equivalent benefits between available forms of annuity, shall be based on the Section 417(e) Assumptions.

(iii)    Eligible Persons Who are Not Participants. The following provisions shall apply with respect to an Eligible Person who is not a Participant:

(A)Surviving Spouse. With respect to an Eligible Person who is a surviving Spouse, such Eligible Person may elect, in lieu of the lump sum benefit provided under subparagraph (b)(iii)(A) above, to receive payment as a survivor annuity determined in accordance with Article VIII. If such Eligible Person is not otherwise eligible to commence a survivor annuity as of the EP Window Commencement Date under Article VIII, such Eligible Person may elect under this Section 7.14 to receive a survivor annuity payable over such Eligible Person’s lifetime only, commencing as of the EP Window Commencement Date, which shall be the actuarial equivalent of such lump sum benefit determined by using the Section 417(e) Assumptions.

(B)Alternate Payees. With respect to an Eligible Person who is an Alternate Payee, such Eligible Person may elect, in lieu of the lump sum benefit provided under subparagraph (b)(iii)(B) above, to receive payment at such time and in such form of benefit as otherwise provided in the qualified domestic relations order that has assigned a Plan interest to the Alternate Payee. If such Eligible Person is not otherwise eligible to commence his Plan interest as of the EP Window Commencement Date under the terms of the applicable qualified domestic relations order, such Eligible Person may elect under this Section 7.14 to receive his Plan interest as an annuity payable over such Eligible Person’s lifetime only, commencing as of the EP Window Commencement Date, which shall be the actuarial equivalent of such lump sum benefit determined by using the Section 417(e) Assumptions.

(d)    Form and Validity of Elections. All EP Window Benefit Elections must be made in writing on a form and in a manner provided by the Administrator as set forth on such form, and must be received in good form by the Administrator or its delegate within an administratively feasible time period following the EP Window Election Period, as determined by the Administrator. The Administrator shall have the authority to determine the validity and sufficiency of any EP Window Benefit Election.

(e)    Death of Eligible Person After Valid Election and Before Commencement. Subject to the provisions of Article VIII, in the event an Eligible Person who is a Participant and who has made a valid EP Window Benefit Election to receive a lump sum payment dies before the EP Window Commencement Date, the Participant’s surviving Spouse shall be paid the lump sum to which such Participant was otherwise eligible under this Section 7.14 or, in lieu thereof, such Spouse may elect to receive a survivor annuity payable over such Spouse’s lifetime only, commencing as of the EP Window Commencement Date, which shall be the actuarial equivalent of such lump sum benefit using the Section 417(e) Assumptions. If such deceased Participant has no surviving Spouse, the lump sum shall be paid to such Participant’s estate. Any such payment shall be made as soon as administratively practicable following such Participant’s EP Window Commencement Date. In the event an Eligible Person who is a not Participant and who has made a valid EP Window Benefit Election dies before the EP Window Commencement Date, the Eligible Person’s EP Window Benefit Election shall become null and void and such Eligible Person shall be entitled to such Plan interest as may be provided under the provisions of the Plan other than this Section 7.14.

(f)    Administration. The Administrator shall have the authority to make and enforce all such rules and procedures as it deems necessary or proper for the administration of this Section 7.14.

* * * * * * *

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 23rd day of December, 2020.

ERIE INDEMNITY COMPANY

ATTEST:

/s/ Cynthia R. Crosby	By: /s/ Brian W. Bolash

Title: SVP, Secretary & General Counsel